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                                                                   Exhibit 10.14

                     SECOND AMENDMENT TO LICENSE AGREEMENT

     THIS SECOND AMENDMENT TO LICENSE AGREEMENT (this "Second Amendment") is made and entered into as of this 14th day of February, 2001, by and between SANWA KAGAKU KENKYUSHO CO., LTD., a Japanese corporation ("Sanwa") and TELIK, INC. (formerly Terrapin Technologies, Inc.), a Delaware corporation.

                                    RECITALS

     A. Sanwa and Telik are parties to that License Agreement dated as of September 24, 1997 pursuant to which Telik granted Sanwa a license in relation to the Licensed Products (as defined therein), as amended by that First Amendment to License Agreement dated October 29, 1998 (the "License Agreement").

     B. Sanwa and Telik are entering into a Master Amendment Agreement of even date herewith in connection with which, as one of the conditions to Sanwa paying Telik the amount set forth therein, the parties have agreed to execute and deliver this Second Amendment.

     NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereby agree as follows:

                                   AGREEMENT

1.  Amendments.  The License Agreement is hereby amended as follows:

    (a)  Section 1.6 is amended in its entirety as follows:

                "1.6  Licensed Product shall mean:

                (i) any Clinical Candidate (as defined in the Collaboration Agreement);

                (ii) any compound (a) which is identified, developed or discovered by Sanwa using Licensed Technology and (b) which acts through activation of the insulin signal transduction pathway for the treatment of diabetes mellitus or insulin resistance in humans;

                (iii) any compound (a) which is identified, developed or discovered as a result of the Research Program and (b) which acts through activation of the insulin signal transduction pathway for the treatment of diabetes mellitus or insulin resistance in humans; and

                                       1.
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                (iv)   any compound which is an analog, homolog or chemical
         modification of a compound described in clauses (i)-(iii) and which acts through activation of the insulin signal transduction pathway for the treatment of diabetes mellitus or insulin resistance in humans."

2. Defined Terms; Incorporation. Unless otherwise expressly provided herein, defined terms used in this Second Amendment shall have the same meaning as set forth in the License Agreement, and all terms herein shall be incorporated into the License Agreement. From and after the Second Amendment Effective Date, all reference to the "License Agreement" in all other documents delivered in connection with the License Agreement shall refer to the License Agreement, as amended hereby.

3. Counterparts: Facsimile. This Second Amendment may be executed in counterparts and by facsimile.

4. Effective Date. This Second Amendment shall be effective as of February 14, 2001 (the "Second Amendment Effective Date").

     IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first set forth above.


TELIK, INC.                             SANWA KAGAKU KENKYUSHO CO., LTD.


     /s/ Michael M. Wick                    /s/ Keiji Tanimoto
------------------------------------    ------------------------------------
By: Michael M. Wick, M.D., Ph.D.        By: Keiji Tanimoto
Its: Chairman and CEO                   Its: President

                                       2.